AMENDED AND RESTATED FUND OF FUNDS WAIVER AGREEMENT - SECURITY INVESTORS, LLC

THIS AGREEMENT, dated as of November 18, 2020, is made and entered into by and between Security Investors, LLC (the “Adviser”) and each of the registered investment companies set forth in Schedule A (each being referred to herein as a “Fund”), as may be amended from time to time. This Agreement shall apply to each investment portfolio of a Fund as set forth in Schedule A (the “Series”).

WHEREAS, the Adviser has been appointed the investment adviser to the Series pursuant to agreements between each Fund and the Adviser (each, an “Advisory Agreement”), under which the Adviser provides certain investment advisory services to each Series and is compensated by each Series in the amount set forth in the Advisory Agreement with respect to the applicable Series (the “Advisory Fee”);

WHEREAS, each Series, consistent with its investment objective and applicable restrictions set forth in the Series’ prospectus and statement of additional information, may invest a portion of its assets in other registered investment companies;

WHEREAS, a Series’ investment in other registered investment companies may include an investment in any other Series and any other investment portfolio for which the Adviser or its affiliates provide investment advisory services (together, the “Underlying Affiliated Series”) pursuant to an agreement between each Underlying Affiliated Series and the Adviser or its affiliate (each, an “Underlying Affiliated Series Advisory Agreement”);

WHEREAS, pursuant to an Underlying Affiliated Series Advisory Agreement, each Underlying Affiliated Series pays to the Adviser or its affiliate an amount set forth in the Underlying Affiliated Series Advisory Agreement for the investment advisory services provided by the Adviser or its affiliate (the “Underlying Affiliated Series Advisory Fee”); and

WHEREAS, each Fund, on its own behalf and on behalf of the Series, and the Adviser desire to enter into the arrangements described herein.

NOW, THEREFORE, it is agreed as follows:

1.    The Adviser agrees to waive the full amount of a Series’ Advisory Fee to the extent necessary to offset the proportionate share of the Underlying Affiliated Series Advisory Fee paid by the Series through its investment in an Underlying Affiliated Series.

2.    Nothing herein shall otherwise affect the terms of any other expense limitation agreements between the Adviser or its affiliates and a Fund. For purposes of calculating the extent of any fee waivers or expense reimbursements under such agreements, the Adviser shall calculate waivers or reimbursements, if any, under any expense limitation agreement(s) prior to waiving a Fund’s Advisory Fee pursuant to this Agreement.

3.    In case a Series has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Series in accordance with the terms of the Series’

multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 and in manner consistent with that Rule.

4.    The end of the initial term of this Agreement shall be (i) May 1, 2022 for each Series of Rydex Variable Trust and those Series of Rydex Series Funds with a fiscal year ending on December 31, and (ii) August 1, 2022 for each Series of Rydex Dynamic Funds and those Series of Rydex Series Funds with a fiscal year ending on March 31. This Agreement shall automatically renew for one-year terms, unless the Adviser provides written notice to the Fund of the termination of the Agreement, which notice shall be received by the Fund at least 30 days prior to the end of the then-current term.

5.    This Agreement may be terminated at any time, and without payment of any penalty, by the Board of Trustees of a Fund, on behalf of the Series, upon sixty (60) days’ written notice to the Adviser. This Agreement, as it relates to a Series, will terminate automatically if the Advisory Agreement with respect to such Series is terminated, with such termination effective upon the effective date of the Advisory Agreement’s termination.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Rydex Dynamic Funds

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Chief Legal Officer and Vice President

Rydex Series Funds

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Chief Legal Officer and Vice President

Rydex Variable Trust

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Chief Legal Officer and Vice President

Security Investors, LLC

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Senior Vice President and Secretary

AMENDED AND RESTATED FUND OF FUNDS WAIVER AGREEMENT - SECURITY INVESTORS, LLC

SCHEDULE A

Dated November 18, 2020

Registered investment companies to which this Agreement applies and their respective Series:

Rydex Dynamic Funds

S&P 500 2x Strategy Fund

Inverse S&P 500 2x Strategy Fund

Inverse NASDAQ-100 2x Strategy Fund

NASDAQ-100 2x Strategy Fund

Dow 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Russell 2000 2x Strategy Fund

Inverse Russell 2000 2x Strategy Fund

Rydex Series Funds

Banking Fund

Basic Materials Fund

Biotechnology Fund

Commodities Strategy Fund

Consumer Products Fund

Dow Jones Industrial Average Fund

Electronics Fund

Emerging Markets 2x Fund

Emerging Markets Bond Strategy Fund

Energy Fund

Energy Services Fund

Europe 1.25x Strategy Fund

Financial Services Fund

Government Long Bond 1.2x Strategy Fund

Health Care Fund

High Yield Strategy Fund

Internet Fund

Inverse Emerging Markets 2x Strategy Fund

Inverse Government Long Bond Strategy Fund

Inverse High Yield Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse NASDAQ-100 Strategy Fund

Inverse Russell 2000 Strategy Fund

Inverse S&P 500 Strategy Fund

Japan 2x Strategy Fund

Leisure Fund

Managed Futures Strategy Fund

Mid-Cap 1.5x Strategy Fund

Monthly Rebalance NASDAQ-100 2x Strategy Fund

Rydex Series Funds (continued)

Multi-Hedge Strategies Fund

NASDAQ-100 Fund

Nova Fund

Precious Metals Fund

Real Estate Fund

Retailing Fund

Russell 2000 1.5x Strategy Fund

Russell 2000 Fund

S&P 500 Fund

S&P 500 Pure Growth Fund

S&P 500 Pure Value Fund

S&P MidCap 400 Pure Growth Fund

S&P MidCap 400 Pure Value Fund

S&P SmallCap 600 Pure Growth Fund

S&P SmallCap 600 Pure Value Fund

Strengthening Dollar 2x Strategy Fund

Technology Fund

Telecommunications Fund

Transportation Fund

U.S. Government Money Market Fund

Long Short Equity Fund

Utilities Fund

Weakening Dollar 2x Strategy Fund

Rydex Variable Trust

Banking Fund

Basic Materials Fund

Biotechnology Fund

Commodities Strategy Fund

Consumer Products Fund

Dow 2x Strategy Fund

Electronics Fund

Energy Fund

Energy Services Fund

Europe 1.25x Strategy Fund

Financial Services Fund

Global Managed Futures Strategy Fund

Government Long Bond 1.2x Strategy Fund

Health Care Fund

High Yield Strategy Fund

Internet Fund

Inverse Dow 2x Strategy Fund

Inverse Government Long Bond Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse NASDAQ-100 Fund

Inverse Russell 2000 Strategy Fund

Rydex Variable Trust (continued)

Inverse S&P 500 Strategy Fund

Japan 2x Strategy Fund

Leisure Fund

Long Short Equity Fund

Mid-Cap 1.5x Strategy Fund

Multi-Hedge Strategies Fund

NASDAQ-100 2x Strategy Fund

NASDAQ-100 Fund

Nova Fund

Precious Metals Fund

Real Estate Fund

Retailing Fund

Russell 2000 1.5x Strategy Fund

Russell 2000 2x Strategy Fund

S&P 500 2x Strategy Fund

S&P 500 Pure Growth Fund

S&P 500 Pure Value Fund

S&P MidCap 400 Pure Growth Fund

S&P MidCap 400 Pure Value Fund

S&P SmallCap 600 Pure Growth Fund

S&P SmallCap 600 Pure Value Fund

Strengthening Dollar 2x Strategy Fund

Technology Fund

Telecommunications Fund

Transportation Fund

U.S. Government Money Market Fund

Utilities Fund

Weakening Dollar 2x Strategy Fund